CUSIP No. 02083G100	SCHEDULE 13D

EXHIBIT A

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13D with respect to the common stock, $0.001 par value per share of Alpine Immune Sciences, Inc. dated as of January 22, 2019 is, and any amendments thereto (including amendments on schedule 13G) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Date: January 22, 2019

ALPINE IMMUNOSCIENCES, L.P.
By: Alpine BioVentures, GP, LLC, its general partner

By:	/s/ Mitchell H. Gold
Name:	Mitchell H. Gold
Title:	Manager

ALPINE BIOVENTURES, GP, LLC

By:	/s/ Mitchell H. Gold
Name:	Mitchell H. Gold
Title:	Manager

MITCHELL H. GOLD

/s/ Mitchell H. Gold

JAY VENKATESAN

/s/ Jay Venkatesan